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                                                                    EXHIBIT 99.4

                         FIRST PALM BEACH BANCORP, INC.

                             OFFER TO EXCHANGE ITS
                   SERIES B 10.35% SENIOR DEBENTURES DUE 2002
                 (PRINCIPAL AMOUNT $1,000 PER SENIOR DEBENTURE)
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   SERIES A 10.35% SENIOR DEBENTURES DUE 2002
                 (PRINCIPAL AMOUNT $1,000 PER SENIOR DEBENTURE)

To: Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     First Palm Beach Bancorp, Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in a prospectus dated
              , 1997 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") the Company's Series B 10.35% Senior Debentures (the "Exchange Senior Debentures") for its outstanding Series A 10.35% Senior Debentures (the "Original Senior Debentures"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated June 30, 1997, between the Company and the initial purchaser referred to therein.

     We are requesting that you contact your clients for whom you hold Original Senior Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Senior Debentures registered in your name or in the name of your nominee, or who hold Original Senior Debentures registered in their own names, we are enclosing the following documents:

     1. Prospectus dated               , 1997;

     2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Senior Debentures are not immediately available or time will not permit all required documents to reach The Bank of New York, the Exchange Agent, prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Original Senior Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to the Exchange Agent for Original Senior Debentures.

     Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on               , 1997, unless extended by the
Company (the "Expiration Date"). The Original Senior Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message (as defined in the Prospectus) in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Senior Debentures should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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     If holders of Original Senior Debentures wish to tender, but it is impracticable for them to forward their certificates for Original Senior Debentures prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Senior Debentures held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Senior Debentures pursuant to the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Original Senior Debentures, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                         Very truly yours,

                                         FIRST PALM BEACH BANCORP, INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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